Exhibit 23.1

Consent of Reznick Group, P.C., Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Equity Incentive Plan of VCampus Corporation of our report dated March 10, 2006, except for Note 15, as to which the date is March 23, 2006, with respect to the consolidated financial statements and schedule of VCampus Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                                              /s/ Reznick Group, P.C.

Vienna, Virginia
May 26, 2006